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As filed with the Securities and Exchange Commission on February 26, 2015

Registration Statement No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

ECHO GLOBAL LOGISTICS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	20-5001120 (IRS Employer Identification No.)

600 West Chicago Avenue, Suite 725
Chicago, Illinois 60654
(800) 354-7993
(Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

Douglas R. Waggoner
Chief Executive Officer
Echo Global Logistics, Inc.
600 West Chicago Avenue, Suite 725
Chicago, Illinois 60654
Phone: (312) 676-2700
Fax: (847) 574-0882
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:
Steven J. Gavin, Esq.
Matthew F. Bergmann, Esq.
Winston & Strawn LLP
35 West Wacker Drive
Chicago, Illinois 60601
Phone: (312) 558-5600
Fax: (312) 558-5700

Approximate date of commencement of proposed sale to the public:
From time to time after the effective date of this Registration Statement.

             If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

             If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☒

             If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

             If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

             If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☐

             If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

             Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer," and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☒	Non-accelerated filer ☐ (Do not check if smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered(1)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Common stock

Preferred stock

Debt securities

Warrants

Subscription rights

Stock purchase contracts

Stock purchase units

Total Offering	$450,000,000(2)	$31,955(3)

(1)
Pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), the securities registered hereunder are deemed to include an indeterminate amount and number of common stock and/or preferred stock as may be issued upon stock splits, stock dividends or similar transactions. Pursuant to Rule 457(i) promulgated under the Securities Act, the securities registered hereunder include an indeterminate number of shares of common stock and/or preferred stock as may be issued upon conversion, exchange and/or redemption of the preferred stock, debt securities, warrants, subscription rights, stock purchase contracts or stock purchase units, as the case may be. Separate consideration may or may not be received for any shares of common stock or preferred stock so issued upon conversion, exchange or redemption.

(2)
Subject to Rule 462(b) under the Securities Act, there are being registered under this registration statement such indeterminate number of shares of common stock, preferred stock, debt securities, warrants, subscription rights, stock purchase contracts and/or stock purchase units that shall have an aggregate initial offering price not to exceed $450,000,000. For debt securities issued with an original issue discount, the amount to be registered is calculated as the initial accreted value of such debt securities.

(3)
This registration statement includes $175,000,000 of unsold securities that previously were registered under the registrant's registration statement on Form S-3 (333-188357) initially filed with the Securities and Exchange Commission on May 3, 2013 and declared effective on June 17, 2013 (the "Prior Registration Statement"). In connection with the registration of such unsold securities under the Prior Registration Statement, the registrant paid a registration fee of $23,870. In accordance with Rule 415(a)(6) of the Securities Act, the registration fee paid for the unsold securities under the Prior Registration Statement will continue to apply for such unsold securities. Accordingly, the amount of the registration fee for the registration of $275,000,000 of additional securities under this registration statement is $31,955. Pursuant to 415(a)(6) of the Securities Act, the offering of the unsold securities registered under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this registration statement.

             The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, dated February 26, 2015

PROSPECTUS

$450,000,000

ECHO GLOBAL LOGISTICS, INC.

Common Stock
Preferred Stock
Debt Securities
Warrants
Subscription Rights
Stock Purchase Contracts
Stock Purchase Units

         We may offer and sell, at any time and from time to time, in one or more offerings, up to a total dollar amount of $450,000,000 of any of the following securities:

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  common stock;

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  preferred stock;

  •
  debt securities;

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  warrants;

  •
  subscription rights;

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  stock purchase contracts; and

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  stock purchase units.

         When we use the term "securities" in this prospectus, we mean any of the securities we may offer with this prospectus, unless we say otherwise.

         This prospectus describes some of the general terms that may apply to these securities and the general manner in which they may be offered. The specific terms of any securities to be offered, and the specific manner in which they may be offered, will be described in a supplement to this prospectus or incorporated into this prospectus by reference. You should read this prospectus and any supplement carefully before you invest. Each prospectus supplement will indicate if the securities offered thereby will be listed or quoted on a securities exchange or quotation system.

         When we issue new securities, we may offer them for sale to or through underwriters, dealers and agents or directly to purchasers. The applicable prospectus supplement for each offering of securities will describe in detail the plan of distribution for that offering, including any required information about the firms we use and the discounts or commissions we may pay them for their services. For general information about the distribution of securities offered, please see "Plan of Distribution" on page 11 of this prospectus.

         If any securities are to be listed or quoted on a securities exchange or quotation system, our prospectus supplement will say so. Our common stock is listed on the NASDAQ Global Market under the symbol "ECHO."

         Investing in our securities involves risks. You should carefully read and consider the risk factors included in our periodic reports filed with the Securities and Exchange Commission, in any applicable prospectus supplement relating to a specific offering of securities and in any other documents we file with the Securities and Exchange Commission. See the section entitled "Risk Factors" on page 2 of this prospectus, in our other filings with the Securities and Exchange Commission and in the applicable prospectus supplement.

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or determined if this prospectus or any prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                    , 2015.

i

ABOUT THIS PROSPECTUS

        This prospectus is part of a shelf registration statement that we have filed with the Securities and Exchange Commission (the "SEC"). By using a shelf registration statement, we may sell, at any time and from time to time, in one or more offerings, any combination of the securities described in this prospectus up to a total dollar amount of $450,000,000 or the equivalent of this amount in foreign currencies or foreign currency units.

        This prospectus provides you with only a general description of the securities we may offer. It is not meant to be a complete description of any security. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering, including the specific amounts, prices and terms of the securities offered. We and any underwriter or agent that we may from time to time retain may also provide other information relating to an offering, which we refer to as "other offering material." The prospectus supplement as well as the other offering material may also add, update or change information contained in this prospectus or in the documents we have incorporated by reference into this prospectus. You should read this prospectus, any prospectus supplement, and any other offering material (including any free writing prospectus) prepared by or on behalf of us for a specific offering of securities, together with additional information described in the section entitled "Where You Can Find More Information" and any other offering material. Throughout this prospectus, where we indicate that information may be supplemented in an applicable prospectus supplement or supplements, that information may also be supplemented in other offering material. If there is any inconsistency between this prospectus and the information contained in a prospectus supplement, you should rely on the information in the prospectus supplement.

        Unless otherwise indicated or the context otherwise requires, all references to "Echo," "Company," "Registrant," "we," "our," "ours" and "us" refer to Echo Global Logistics, Inc. and its subsidiaries. When we refer to "you" in this section, we mean all purchasers of the securities being offered by this prospectus and any accompanying prospectus supplement, whether they are the holders or only indirect owners of those securities.

 ABOUT ECHO GLOBAL LOGISTICS, INC.

        We are a leading provider of technology-enabled transportation and supply chain management solutions. We utilize a proprietary technology platform to compile and analyze data from our multi-modal network of transportation providers to satisfy the transportation and logistics needs of our clients. This model enables us to quickly adapt to and offer efficient and cost-effective solutions for our clients' shipping needs. We focus primarily on arranging transportation by truckload and less than truckload carriers. We also offer inter-modal (which involves moving a shipment by rail and truck), small parcel, domestic air, expedited and international transportation services. Our core logistics services include rate negotiation, shipment execution and tracking, carrier management, routing compliance and performance management reporting.

        We procure transportation and provide logistics services for clients across a wide range of industries, such as manufacturing, construction, consumer products and retail. Our clients fall into two categories, Enterprise and Transactional. We typically enter into multi-year contracts with our Enterprise clients, which are often on an exclusive basis for a specific transportation mode or point of origin. As part of our value proposition, we also provide core logistics services to these clients. We provide transportation and logistics services to our Transactional clients on a shipment-by-shipment basis, typically with individual, or spot market, pricing.

        Our principal executive offices are located at 600 West Chicago Avenue, Suite 725, Chicago, Illinois 60654, and our telephone number at this address is (800) 354-7993.

RISK FACTORS

        Investing in the securities offered pursuant to this prospectus may involve a high degree of risk. You should carefully consider the risk factors described in Part I, Item 1A, "Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2014 and our other reports filed from time to time with the SEC, which are incorporated by reference into this prospectus, as the same may be amended, supplemented or superseded from time to time by our filings under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as well as any prospectus supplement relating to a specific security. Before making any investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus or in any applicable prospectus supplement. For more information, see the section entitled "Where You Can Find More Information" on page 13 of this prospectus. These risks could materially affect our business, results of operations or financial condition and affect the value of our securities. You could lose all or part of your investment.

FORWARD-LOOKING STATEMENTS

        Certain statements and information in this prospectus and the documents we incorporate by reference may constitute "forward-looking statements." These statements may be identified by the use of forward-looking terminology such as "anticipate," "believe," "continue," "could," "estimate," "expect," "intend," "may," "might," "plan," "potential," "predict," "should," or the negative thereof or other variations thereon or comparable terminology. All statements contained or incorporated in this prospectus which address operating performance, events or developments that we expect or anticipate may occur in the future, including statements related to statements about our expectations, beliefs, plans, objectives, assumptions or future events or performance, are forward-looking statements. Important factors, risks and uncertainties that may cause actual results to differ from those expressed in our forward-looking statements include, but are not limited to:

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  poor performance on the part of our carriers;

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  increases in carrier prices;

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  industry competition;

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  defects or errors in our proprietary software;

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  inability to protect our intellectual property;

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  the length of our selling and implementation cycles;

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  the ability of our clients to discontinue use of our services on short notice with limited or no penalties;

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  failure to identify and integrate acquisitions;

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  increases in the cost of fuel;

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  a decrease in levels of excess capacity in the transportation services industry;

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  a decrease in the number of carriers participating in our network;

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  extension of credit to certain clients as part of our business model;

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  claims arising from our transportation operations;

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  seasonal sales fluctuations;

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  failure to comply with government regulations;

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  failure to staff and retain sales representatives and agents; and

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  other risks and uncertainties, including those described under "Risk Factors."

Given these risks and uncertainties, we caution you not to place undue reliance on these forward-looking statements. The forward-looking statements included in this prospectus are made only as of the date hereof. We do not undertake and specifically decline any obligation to update any of these statements or to publicly announce the results of any revisions to any of these statements to reflect future events or developments.

USE OF PROCEEDS

        Unless otherwise specified in the applicable prospectus supplement, the net proceeds we receive from the sale of the securities offered by this prospectus and the applicable prospectus supplement will be used for working capital and other general corporate purposes. We will have significant discretion in the use of any net proceeds. General corporate purposes may include, but are not limited to:

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  the repayment or refinancing of debt;

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  capital expenditures; or

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  the financing of possible acquisitions or business expansion.

        The net proceeds from the sale of securities may be invested temporarily or applied to repay short-term debt until they are used for their stated purpose. When particular securities are offered, we will describe in the applicable prospectus supplement our intended use for the net proceeds received from the sale of such securities.

CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES

        Our ratio of earnings to fixed charges for each of the five most recently completed fiscal years and any required interim periods will each be specified in a prospectus supplement or in a document that we file with the SEC and incorporate by reference pertaining to the issuance, if any, by us of debt securities in the future.

 DESCRIPTION OF CAPITAL STOCK

        The following descriptions of our capital stock and of certain provisions of Delaware law are subject to and qualified in their entirety by reference to our Second Amended and Restated Certificate of Incorporation (the "Certificate") and our Amended and Restated By-laws (the "By-laws"). Copies of the Certificate and the By-laws have been filed with the SEC and are filed as exhibits to the registration statement of which this prospectus forms a part.

General

        As of February 25, 2015, our authorized capital stock consists 100,000,000 shares of common stock, $0.0001 par value, and 2,500,000 shares of preferred stock, $0.0001 par value, and there were 23,493,519 shares of common stock issued and outstanding and no shares of preferred stock issued and outstanding. All of our outstanding shares of common stock are fully paid and non-assessable.

Common Stock

        Holders of common stock are entitled to one vote for each share held on all matters subject to a vote of stockholders, subject to the rights of holders of any outstanding preferred stock. Accordingly, holders of a majority of the shares of common stock entitled to vote in any election of directors may elect all of the directors standing for election, subject to the rights of holders of any outstanding preferred stock. Holders of common stock will be entitled to receive ratably any dividends that the board of directors may declare out of funds legally available therefor, subject to any preferential dividend rights of outstanding preferred stock. Upon our liquidation, dissolution or winding up, the holders of common stock will be entitled to receive ratably our net assets available after the payment of all debts and other liabilities and subject to the prior rights of holders of any outstanding preferred stock. Holders of common stock have no preemptive, subscription, redemption or conversion rights. There are no redemption or sinking fund provisions applicable to the common stock.

Preferred Stock

        We are authorized to issue 2,500,000 shares of preferred stock, which may be issued from time to time in one or more series upon authorization by the board of directors. The board of directors, without further approval of the stockholders, is authorized to fix the number of shares constituting any series, as well as the dividend rights and terms, conversion rights and terms, voting rights and terms, redemption rights and terms, liquidation preferences and any other rights, preferences, privileges and restrictions applicable to each series of preferred stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could also adversely affect the voting power and dividend and liquidation rights of the holders of common stock. The issuance of preferred stock could also, under certain circumstances, have the effect of making it more difficult for a third party to acquire, or discouraging a third party from acquiring, a majority of our outstanding voting stock or otherwise adversely affect the market price of our common stock. It is not possible to state the actual effect of the issuance of any shares of preferred stock on the rights of holders of common stock until the board of directors determines the specific rights of that series of preferred stock.

        The particular terms of any series of preferred stock that we offer under this prospectus will be described in the applicable prospectus supplement relating to that series of preferred stock. Those terms may include:

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  the title and liquidation preference per share of the preferred stock and the number of shares offered;

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  the purchase price of the preferred stock;

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  the dividend rate (or method of calculation), the dates on which dividends will be payable, whether dividends shall be cumulative and, if so, the date from which dividends will begin to accumulate;

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  any redemption or sinking fund provisions of the preferred stock;

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  any conversion, redemption or exchange provisions of the preferred stock;

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  the voting rights, if any, of the preferred stock; and

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  any additional dividend, liquidation, redemption, sinking fund and other rights, preferences, privileges, limitations and restrictions of the preferred stock.

        You should refer to the certificate of designations establishing a particular series of preferred stock which will be filed with the Secretary of State of the State of Delaware and the SEC in connection with any offering of preferred stock.

        Each prospectus supplement relating to a series of preferred stock may describe certain U.S. federal income tax considerations applicable to the purchase, holding and disposition of such series of preferred stock.

Elimination of Liability in Certain Circumstances

        Our Certificate eliminates the liability of our directors to us or our stockholders for monetary damages resulting from breaches of their fiduciary duties as directors. Directors will remain liable for breaches of their duty of loyalty to us or our stockholders, as well as for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, and transactions from which a director derives improper personal benefit. Our Certificate will not absolve directors of liability for payment of dividends or stock purchases or redemptions by us in violation of Section 174 (or any successor provision of the Delaware General Corporation Law).

        The effect of this provision is to eliminate the personal liability of directors for monetary damages for actions involving a breach of their fiduciary duty of care, including any such actions involving gross negligence. We do not believe that this provision eliminates the liability of our directors to us or our stockholders for monetary damages under the federal securities laws. The Certificate and By-laws provide indemnification for the benefit of our directors and officers to the fullest extent permitted by the Delaware General Corporation Law as it may be amended from time to time, including most circumstances under which indemnification otherwise would be discretionary.

Number of Directors; Removal; Vacancies

        Our By-laws provide that the number of directors shall be fixed by the board of directors from time to time, provided that in no event shall such number of directors be less than three nor more than fifteen. Vacancies on the board of directors may be filled only by the affirmative vote of a majority of the remaining directors then in office. Our By-laws provide that, subject to the rights of holders of any future series of preferred stock, directors may be removed, with or without cause, at meetings of stockholders by the affirmative vote of the holders of a majority of the outstanding shares entitled to vote generally in the election of directors.

Special Meetings of Stockholders; Limitations on Stockholder Action by Written Consent

        Our Certificate provides that special meetings of our stockholders may be called only by our chairman of the board, our chief executive officer, our secretary pursuant to a resolution adopted by a majority of the board of directors then in office or holders of not less than a majority of our issued and outstanding voting stock. Any action required or permitted to be taken by our stockholders must be effected at an annual or special meeting of stockholders and may not be effected by written consent unless the action to be effected and the taking of such action by written consent have been approved in advance by our board of directors.

Amendments; Vote Requirements

        Certain provisions of our Certificate and By-laws provide that the affirmative vote of a majority of the shares entitled to vote on any matter is required for stockholders to amend our Certificate or By-laws, including those provisions relating to action by written consent and the ability of stockholders to call special meetings.

Authorized but Unissued Shares

        The authorized but unissued shares of common stock will be available for future issuance without stockholder approval. These additional shares may be utilized for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of authorized but unissued shares of common stock could render it more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Advance Notice Requirements for Stockholder Proposals and Nomination of Directors

        Our By-laws provide that stockholders seeking to bring business before an annual meeting of stockholders, or to nominate candidates for election as directors at an annual meeting of stockholders, must provide timely notice in writing. To be timely, a stockholder's notice must be delivered to or mailed and received at our principal executive offices not less than 60 days nor more than 90 days prior to the anniversary date of the immediately preceding annual meeting of stockholders. However, in the event that the annual meeting is called for a date that is not within 30 days before or after such anniversary date, such notice will be timely only if received not later than the close of business on the tenth day following the date on which notice of the date of the annual meeting was mailed to stockholders or made public, whichever first occurs. Our By-laws also specify requirements as to the form and content of a stockholder's notice.

Transfer Agent and Registrar

        The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company, LLC.

Listing

        Our common stock is listed on the NASDAQ Global Market under the symbol "ECHO."

DESCRIPTION OF DEBT SECURITIES

        The following description, together with the additional information we may include in any applicable prospectus supplements and in any related free writing prospectuses, summarizes the material terms and provisions of the debt securities that we may offer under this prospectus. While the terms summarized below will apply generally to any debt securities that we may offer, we will describe the particular terms of any debt securities in more detail in the applicable prospectus supplement. The terms of any debt securities offered under a prospectus supplement may differ from the terms described below.

        We may issue debt securities from time to time in one or more distinct series. The debt securities may be senior debt securities or subordinated debt securities. Senior debt securities may be issued under a senior indenture and subordinated debt securities may be issued under a subordinated indenture. If we issue debt securities pursuant to an indenture, in the applicable prospectus supplement we will specify the trustee under such indenture. We will include in a supplement to this prospectus the specific terms of debt securities being offered, including the terms, if any, on which debt securities may be convertible into or exchangeable for common stock, preferred stock or other debt securities. The statements and descriptions in this prospectus or in any prospectus supplement regarding provisions of debt securities and any indentures are summaries of these provisions and are subject to, and are qualified in their entirety by reference to, all of the provisions of the debt securities and the indentures (including any amendments or supplements we may enter into from time to time which are permitted under the debt securities or any indenture).

        Unless otherwise specified in a prospectus supplement, the debt securities will be direct unsecured obligations of Echo. Any debt securities designated as senior will rank equally with any of our other senior and unsubordinated debt. Any debt securities designated as subordinated will be subordinate and junior in right of payment to any senior indebtedness. There may be subordinated debt securities that are senior or junior to other series of subordinated debt securities.

        The applicable prospectus supplement will set forth the terms of the debt securities or any series thereof, including, if applicable:

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  the title of the debt securities and whether the debt securities will be senior debt securities or subordinated debt securities;

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  any limit upon the aggregate principal amount of the debt securities;

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  whether the debt securities will be issued as registered securities, bearer securities or both, and any restrictions on the exchange of one form of debt securities for another and on the offer, sale and delivery of the debt securities in either form;

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  the date or dates on which the principal amount of the debt securities will mature;

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  if the debt securities bear interest, the rate or rates at which the debt securities bear interest and the date or dates from which interest will accrue;

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  if the debt securities bear interest, the dates on which interest will be payable and the regular record dates for interest payments;

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  the place or places where the payment of principal, any premium and interest will be made, where the debt securities may be surrendered for transfer or exchange and where notices or demands to or upon us may be served;

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  the price at which we originally issue the debt security, expressed as a percentage of the principal amount, and the original issue date;

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  any optional redemption provisions, which would allow us to redeem the debt securities in whole or in part;

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  any sinking fund or other provisions that would obligate us to redeem, repay or purchase the debt securities;

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  if the currency in which the debt securities will be issuable is U.S. dollars, the denominations in which any registered securities will be issuable, if other than denominations of $1,000 and any integral multiple thereof, and the denominations in which any bearer securities will be issuable, if other than the denomination of $5,000;

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  if other than the entire principal amount, the portion of the principal amount of debt securities which will be payable upon a declaration of acceleration of the maturity of the debt securities;

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  the events of default and covenants relevant to the debt securities, including the inapplicability of any event of default or covenant set forth in the indenture relating to the debt securities, or the applicability of any other events of default or covenants in addition to the events of default or covenants set forth in the indenture relating to the debt securities;

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  the name and location of the corporate trust office of the applicable trustee under the indenture for such series of notes;

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  if other than U.S. dollars, the currency in which the debt securities will be paid or denominated;

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  if the debt securities are to be payable, at our election or the election of a holder of the debt securities, in a currency other than that in which the debt securities are denominated or stated to be payable, the terms and conditions upon which that election may be made, and the time and manner of determining the exchange rate between the currency in which the debt securities are denominated or stated to be payable and the currency in which the debt securities are to be so payable;

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  the designation of the original currency determination agent, if any;

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  if the debt securities do not bear interest, the dates on which we will furnish to the applicable trustee the names and addresses of the holders of the debt securities;

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  if the debt security is also an original issue discount debt security, the yield to maturity;

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  if other than as set forth in an indenture, provisions for the satisfaction and discharge or defeasance or covenant defeasance of that indenture with respect to the debt securities issued under that indenture;

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  the date as of which any bearer securities and any global security will be dated if other than the date of original issuance of the first debt security of a particular series to be issued;

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  whether and under what circumstances we will pay additional amounts to non-U.S. holders in respect of any tax assessment or government charge;

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  whether the debt securities will be issued in whole or in part in the form of a global security or securities and, in that case, any depositary and global exchange agent for the global security or securities, whether the global form shall be permanent or temporary and, if applicable, the exchange date;

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  if debt securities are to be issuable initially in the form of a temporary global security, the circumstances under which the temporary global security can be exchanged for definitive debt securities and whether the definitive debt securities will be registered securities, bearer securities or will be in global form and provisions relating to the payment of interest in respect of any portion of a global security payable in respect of an interest payment date prior to the exchange date;

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  the extent and manner to which payment on or in respect of debt securities will be subordinated to the prior payment of our other liabilities and obligations;

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  the assets, if any, that will be pledged as security for the payment of the debt security;

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  whether payment of any amount due under the debt securities will be guaranteed by one or more guarantors, including one or more of our subsidiaries;

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  the forms of the debt securities; and

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  any other terms of the debt securities, which terms shall not be inconsistent with the requirements of the Trust Indenture Act of 1939, as amended.

        In addition, any debt securities offered hereby may be convertible into or exchangeable for common stock, preferred stock or other debt securities. The applicable prospectus supplement will set forth the terms and conditions of such conversion or exchange, including, if applicable:

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  the conversion or exchange price;

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  the conversion or exchange period;

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  provisions regarding our ability or that of the holder to convert or exchange the debt securities;

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  events requiring adjustment to the conversion or exchange price; and

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  provisions affecting conversion or exchange in the event of our redemption of such debt securities.

        This prospectus is part of a registration statement that provides that we may issue debt securities from time to time in one or more series under one or more indentures, in each case with the same or various maturities, at par or at a discount. Unless indicated in a prospectus supplement, we may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series outstanding at the time of the issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of debt securities under the applicable indenture.

        We intend to disclose any restrictive covenants for any issuance or series of debt securities in the applicable prospectus supplement.

DESCRIPTION OF WARRANTS

        We expect the following provisions will generally apply to warrants we may offer, unless we specify otherwise in the applicable prospectus supplement.

        We may issue warrants for the purchase of common stock, preferred stock or debt securities (collectively "warrants"). Warrants may be issued independently or together with common stock, preferred stock or debt securities and may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement (a "warrant agreement") to be entered into between us and a bank or trust company, as warrant agent (the "warrant agent"). The warrant agent will act solely as our agent in connection with the warrants and will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. The statements and descriptions in this prospectus or in any prospectus supplement regarding provisions of the warrants are subject to, and are qualified in their entirety by reference to, the provisions of the warrant agreement.

General

        If we offer warrants to purchase common stock, preferred stock or debt securities, the related prospectus supplement will describe the terms of the warrants, including, if applicable:

  •
  the title of the warrants;

  •
  the offering price, if any;

  •
  the aggregate number of warrants;

  •
  the designation, terms and principal amount of the common stock, preferred stock or debt securities purchasable upon exercise of the warrants and the initial price at which such securities may be purchased upon exercise;

  •
  the date on which the right to exercise the warrants shall commence and the date on which such right shall expire;

  •
  if applicable, the designation and terms of the securities that the warrants are issued with and the number of warrants issued with each security;

  •
  if applicable, the date from and after which the warrants and any securities issued with the warrants will be separately transferable;

  •
  if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

  •
  a discussion of certain federal income tax considerations, if applicable;

  •
  the redemption or call provisions, if any;

  •
  the currency, currencies or currency units in which the offering price, if any, and exercise price are payable;

  •
  the antidilution provisions of the warrants; and

  •
  any other terms of the warrants, including terms, procedures, and limitations relating to the exchange and exercise of the warrants.

The shares of common or preferred stock issuable upon exercise of the warrants will, when issued in accordance with the warrant agreement, be fully paid and non-assessable.

No Rights

        Holders of warrants will not be entitled, by virtue of being such holders, to any rights of holders of the underlying securities. For example, holders of warrants will have no rights to:

  •
  vote or consent;

  •
  receive dividends;

  •
  payments of principal of and interest, if any, on the securities;

  •
  receive notice as stockholders with respect to any meeting of stockholders for the election of our directors or any other matter; or

  •
  exercise any rights whatsoever as our stockholders.

Exchange of Warrant Certificate

        Warrant certificates may be exchanged for new warrant certificates of different denominations and may (if in registered form) be presented for registration of transfer at the corporate trust office of the warrant agent, which will be listed in the related prospectus supplement, or at such other office as may be set forth therein.

Exercise of Warrants

        Warrants may be exercised by surrendering the warrant certificate at the corporate trust office of the warrant agent, with the form of election to purchase on the reverse side of the warrant certificate properly completed and executed, and by payment in full of the exercise price, as set forth in the prospectus supplement. Upon the exercise of warrants, the warrant agent will, as soon as practicable, deliver the securities in authorized denominations in accordance with the instructions of the exercising warrant holder and at the sole cost and risk of such holder. If less than all of the warrants evidenced by the warrant certificate are exercised, a new warrant certificate will be issued for the remaining amount of warrants.

DESCRIPTION OF SUBSCRIPTION RIGHTS

        We may issue subscription rights to purchase debt securities, preferred stock, common stock or other securities. These subscription rights may be issued independently or together with any other security offered hereby and may or may not be transferable by the stockholder receiving the subscription rights in such offering. In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed after such offering.

        The applicable prospectus supplement will describe the specific terms of any offering of subscription rights for which this prospectus is being delivered. A holder or prospective holder of subscription rights should refer to the applicable prospectus supplement for more specific information.

DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS

        We may issue stock purchase contracts, representing contracts obligating holders to purchase from us, and requiring us to sell to the holders, a specified number of shares of common stock at a future date or dates.

        The price per share of common stock may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts. The stock purchase contracts may be issued separately or as a part of units, or stock purchase units, consisting of a stock purchase contract and either (x) senior debt securities, senior subordinated debt securities, subordinated debt securities or junior subordinated debt securities, or (y) debt obligations of third parties, including U.S. Treasury securities, in each case, securing the holder's obligations to purchase our common stock under the stock purchase contracts. The stock purchase contracts may require us to make periodic payments to the holders of the stock purchase contracts or vice versa, and such payments may be unsecured or prefunded on some basis. The stock purchase contracts may require holders to secure their obligations thereunder in a specified manner and in certain circumstances we may deliver newly issued prepaid stock purchase contracts, or prepaid securities, upon release to a holder of any collateral securing such holder's obligations under the original stock purchase contract. The applicable prospectus supplement will describe the terms of any stock purchase contracts or stock purchase units and, if applicable, prepaid securities.

PLAN OF DISTRIBUTION

        We may sell common stock, preferred stock, debt securities, warrants, subscription rights, stock purchase contracts, and/or stock purchase units in one or more of the following ways from time to time:

  •
  to or through underwriters or dealers;

  •
  through agents;

  •
  through a combination of any of these methods of sale; or

  •
  through any other methods described in a prospectus supplement.

        The prospectus supplements relating to an offering of securities will set forth the terms of such offering, including:

  •
  the name or names of any underwriters, dealers or agents;

  •
  the purchase price of the offered securities and the proceeds to us from the sale;

  •
  any underwriting discounts and commissions or agency fees and other items constituting underwriters' or agents' compensation; and

  •
  any public offering price, any discounts or concessions allowed or reallowed or paid to dealers and any securities exchanges on which such offered securities may be listed.

Any public offering prices, discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

        If underwriters are used in the sale, the underwriters will acquire the offered securities for their own account and may resell them from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The offered securities may be offered either to the public through underwriting syndicates represented by one or more managing underwriters or by one or more underwriters without a syndicate. Unless otherwise set forth in a prospectus supplement, the obligations of the underwriters to purchase any series of securities will be subject to certain conditions precedent and the underwriters will be obligated to purchase all of such series of securities if any are purchased.

        In connection with underwritten offerings of the offered securities and in accordance with applicable law and industry practice, underwriters may over-allot or effect transactions that stabilize, maintain or otherwise affect the market price of the offered securities at levels above those that might otherwise prevail in the open market, including by entering stabilizing bids, effecting syndicate covering transactions or imposing penalty bids, each of which is described below:

  •
  A stabilizing bid means the placing of any bid, or the effecting of any purchase, for the purpose of pegging, fixing or maintaining the price of a security.

  •
  A syndicate covering transaction means the placing of any bid on behalf of the underwriting syndicate or the effecting of any purchase to reduce a short position created in connection with the offering.

  •
  A penalty bid means an arrangement that permits the managing underwriter to reclaim a selling concession from a syndicate member in connection with the offering when offered securities originally sold by the syndicate member are purchased in syndicate covering transactions.

These transactions may be effected on the NASDAQ Global Market, in the over-the-counter market, or otherwise. Underwriters are not required to engage in any of these activities, or to continue such activities if commenced.

        If a dealer is used in the sale, we will sell such offered securities to the dealer, as principal. The dealer may then resell the offered securities to the public at varying prices to be determined by that dealer at the time for resale. The names of the dealers and the terms of the transaction will be set forth in the prospectus supplement relating to that transaction.

        Offered securities may be sold directly by us to one or more institutional purchasers, or through agents designated by us from time to time, at a fixed price or prices, which may be changed, or at varying prices determined at the time of sale. Any agent involved in the offer or sale of the offered securities in respect of which this prospectus is delivered will be named, and any commissions payable by us to such agent will be set forth in the prospectus supplement relating to that offering, unless otherwise indicated in such prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

        Underwriters, dealers and agents may be entitled under agreements entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments that the underwriters, dealers or agents may be required to make in respect thereof. Underwriters, dealers and agents may be customers of, engage in transactions with, or perform services for us and our affiliates in the ordinary course of business.

        Under the securities laws of some states, the securities offered by this prospectus may be sold in those states only through registered or licensed brokers or dealers.

        Any person participating in the distribution of common stock registered under the registration statement that includes this prospectus will be subject to applicable provisions of the Exchange Act, and applicable SEC rules and regulations, including, among others, Regulation M, which may limit the timing of purchases and sales of any of our common stock by any such person. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of our common stock to engage in market-making activities with respect to our common stock. These restrictions may affect the marketability of our common stock and the ability of any person or entity to engage in market-making activities with respect to our common stock.

        Other than our common stock, which is listed on the NASDAQ Global Market, each of the securities issued hereunder will be a new issue of securities, will have no prior trading market, and may or may not be listed on a national securities exchange. Any common stock sold pursuant to a prospectus supplement will be listed on the NASDAQ Global Market, subject to official notice of issuance. Any underwriters to whom we sell securities for public offering and sale may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot assure you that there will be a market for the offered securities.

EXPERTS

        The consolidated financial statements of Echo Global Logistics, Inc. appearing in Echo Global Logistics, Inc.'s Annual Report (Form 10-K) for the year ended December 31, 2014 including the schedule appearing therein, and the effectiveness of Echo Global Logistics, Inc.'s internal control over financial reporting as of December 31, 2014, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon included therein, and incorporated herein by reference. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements and the effectiveness of our internal control over financial reporting as of the respective dates (to the extent covered by consents filed with the Securities and Exchange Commission) given on the authority of such firm as experts in accounting and auditing.

LEGAL MATTERS

        The validity of the securities offered hereby will be passed upon for us by Winston & Strawn LLP. Certain legal matters may be passed upon for any agents or underwriters by counsel for such agents or underwriters identified in the applicable prospectus supplement.

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and current reports, proxy statements and other information with the SEC under the Exchange Act. You may read and copy any document we file at the SEC's Public

Reference Room located at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. Our filings with the SEC also are available from the SEC's internet site at http://www.sec.gov, which contains reports, proxy and information statements, and other information regarding issuers that file electronically. You may obtain a copy of these filings at no cost by writing or telephoning us at the following address: Echo Global Logistics, Inc., 600 West Chicago Avenue, Suite 725, Chicago, Illinois 60654, phone number (800) 354-7993.

INFORMATION INCORPORATED BY REFERENCE

        The SEC allows us to "incorporate by reference" into this prospectus the information we file with them, which means that we can disclose important information to you by referring you to those documents. Any statement contained or incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein, or in any subsequently filed document which also is incorporated by reference herein, modifies or supersedes such earlier statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. We incorporate by reference the documents listed below:

  •
  our Annual Report on Form 10-K for the fiscal year ended December 31, 2014;

  •
  our Definitive Proxy Statement on Schedule 14A filed with the SEC on April 30, 2014; and

  •
  the description of our capital stock as set forth in our Registration Statement on Form 8-A filed with the SEC on September 25, 2009.

        All documents that we file (but not those that we furnish) with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (i) after the date of the initial registration statement of which this prospectus forms a part and prior to the effectiveness of such registration statement and (ii) after the date of this prospectus and before all of the securities offered by this prospectus are sold are incorporated by reference in this prospectus from the date of filing of the documents, unless we specifically provide otherwise. Information that we file with the SEC will automatically update and may replace information previously filed with the SEC.

        You may obtain, without charge, a copy of any of the documents incorporated by reference in this prospectus, other than exhibits to those documents that are not specifically incorporated by reference into those documents, by writing or telephoning us at the following address: Echo Global Logistics, Inc., 600 West Chicago Avenue, Suite 725, Chicago, Illinois 60054, phone number (800) 354-7993.

        Information contained on our website, http://www.echo.com, is not incorporated by reference in, and does not constitute part of, this prospectus.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.    Other Expenses of Issuance and Distribution.

        Estimated expenses of the offering, other than those relating to the SEC registration fee, are not presently known. The table below sets forth the general categories of expenses (other than underwriting discounts and commissions) that we anticipate we will incur in connection with the offering of securities under this Registration Statement. An estimate of the aggregate expenses in connection with the issuance and distribution of the securities being offered will be included in the applicable prospectus supplement.

Securities and Exchange Commission Registration Fee	$31,955
Legal Fees and Expenses	—
Accountants' Fees and Expenses	—
Printing Expenses	—
Miscellaneous	—

Total	$—

Item 15.    Indemnification of Directors and Officers.

  Delaware General Corporation Law

        We are incorporated under the laws of the State of Delaware. Our Certificate and By-laws provide for the indemnification of our directors, officers, employees and agents to the fullest extent permitted under the Delaware General Corporation Law. Section 145 of the Delaware General Corporation Law provides that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person's conduct was unlawful.

        In addition, we have the power to indemnify any person who was or is a party or is threatened to be made a party to, or otherwise involved (including involvement as a witness) in, any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that a Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

        Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director:

  •
  for any breach of the director's duty of loyalty to Echo or its stockholders;

  •
  for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

  •
  for payment of dividends or stock purchases or redemptions by the corporation in violation of Section 174 of the Delaware General Corporation Law; or

  •
  for any transaction from which the director derived an improper personal benefit.

        Our Certificate includes such a provision. As a result of this provision, Echo and its stockholders may be unable to obtain monetary damages from a director for certain breaches of his or her fiduciary duty to Echo. This provision does not, however, eliminate a director's fiduciary responsibilities and, in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law. The provision also does not affect a director's responsibilities under any other laws, such as the federal securities laws.

  Indemnification Agreements

        We have entered into indemnification agreements with each of our directors and executive officers that may be broader than the specific indemnification provisions contained in the Delaware General Corporation Law, as amended from time to time. These indemnification agreements may require us, among other things, to indemnify our directors and executive officers against liabilities that may arise by reason of their status or service. These indemnification agreements may also require us to advance all expenses incurred by the directors or executive officers in investigating or defending any such action, suit or proceeding. However, an individual will not receive indemnification for judgments, settlements or expenses if he or she is found liable to Echo (except to the extent the court determines he or she is fairly and reasonably entitled to indemnity for expenses that the court shall deem proper).

  Directors' and Officers' Liability Insurance

        We maintain directors' and officers' liability insurance policies, which insure against liabilities that our directors or officers may incur in such capacities. These insurance policies, together with the indemnification agreements, may be sufficiently broad to permit indemnification of our directors and officers for liabilities, including reimbursement of expenses incurred, arising under the Securities Act or otherwise.

Item 16.    List of Exhibits.

1.1	*	Form of underwriting agreement.
3.1	†	Second Amended and Restated Certificate of Incorporation of Echo Global Logistics, Inc.
3.2	†	Amended and Restated By-Laws of Echo Global Logistics, Inc.

4.1		Form of Indenture relating to the senior debt securities.
4.2		Form of Indenture relating to the subordinated debt securities.
4.3	†	Form of common stock certificate.
4.4	*	Form of warrant agreement.
4.5	*	Form of warrant certificate.
4.6	*	Form of preferred stock certificate.
5.1		Opinion of Winston & Strawn LLP as to the legality of the securities being registered.
12.1	*	Statement re Computation of Ratio of Earnings to Fixed Charges.
23.1		Consent of Ernst & Young LLP.
23.2		Consent of Winston & Strawn LLP (contained in the opinion filed as Exhibit 5.1).
24.1
Powers of Attorney authorizing certain persons to sign this registration statement on behalf of certain directors and officers of Registrant and subsidiary guarantors (contained on the signature pages hereto).
25.1	**	Form of T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of the Trustee under any indenture constituting Exhibit 4.1 or Exhibit 4.2 hereto.

*
To be filed by amendment or as an exhibit to a document incorporated by reference into the registration statement.

†
Incorporated by reference to Form S-1 Registration Statement (File No. 333-150514).

**
To be filed separately under the electronic form type 305B2, if applicable.

Item 17.    Undertakings.

        The undersigned registrant hereby undertakes:

  (a)(1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

      (i)
      to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

      (ii)
      to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

      (iii)
      to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

    provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

  (2)
  That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (3)
  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (4)
  That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

    (i)
    each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

    (ii)
    each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

  (5)
  That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

    (i)
    any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

      (ii)
      any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

      (iii)
      the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

      (iv)
      any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

  (b)
  The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (j)
  The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act ("Act") in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the Act.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person of the registrant in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on February 26, 2015.

ECHO GLOBAL LOGISTICS, INC.
By:	/s/ DOUGLAS R. WAGGONER Douglas R. Waggoner Chief Executive Officer

POWER OF ATTORNEY

        Each person whose signature appears below hereby constitutes and appoints each of Douglas R. Waggoner and Kyle Sauers his true and lawful attorney-in-fact and agent with full powers of substitution and resubstitution, for the undersigned and in the name of the undersigned, in any and all capacities, to sign any or all amendments (including post-effective amendments, including any registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933) to this Registration Statement on Form S-3, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ DOUGLAS R. WAGGONER Douglas R. Waggoner	Chief Executive Officer (principal executive officer) and Director	February 26, 2015
/s/ KYLE SAUERS Kyle Sauers	Chief Financial Officer (principal accounting and financial officer)	February 26, 2015
/s/ SAMUEL K. SKINNER Samuel K. Skinner	Chairman of the Board	February 26, 2015
/s/ NELDA J. CONNORS Nelda J. Connors	Director	February 26, 2015

Signature	Title	Date

/s/ MATTHEW W. FERGUSON Matthew W. Ferguson	Director	February 26, 2015
/s/ DAVID HABIGER David Habiger	Director	February 26, 2015
/s/ BRADLEY A. KEYWELL Bradley A. Keywell	Director	February 26, 2015

EXHIBIT INDEX

1.1	*	Form of underwriting agreement.

3.1	†	Second Amended and Restated Certificate of Incorporation of Echo Global Logistics, Inc.

3.2	†	Amended and Restated By-Laws of Echo Global Logistics, Inc.

4.1		Form of Indenture relating to the senior debt securities.

4.2		Form of Indenture relating to the subordinated debt securities.

4.3	†	Form of common stock certificate.

4.4	*	Form of warrant agreement.

4.5	*	Form of warrant certificate.

4.6	*	Form of preferred stock certificate.

5.1		Opinion of Winston & Strawn LLP as to the legality of the securities being registered.

12.1	*	Statement re Computation of Ratio of Earnings to Fixed Charges.

23.1		Consent of Ernst & Young LLP.

23.2		Consent of Winston & Strawn LLP (contained in the opinion filed as Exhibit 5.1).

24.1		Powers of Attorney authorizing certain persons to sign this registration statement on behalf of certain directors and officers of Registrant and subsidiary guarantors (contained on the signature pages hereto).

25.1	**	Form of T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of the Trustee under any indenture constituting Exhibit 4.1 or Exhibit 4.2 hereto.

*
To be filed by amendment or as an exhibit to a document incorporated by reference into the registration statement.

†
Incorporated by reference to Form S-1 Registration Statement (File No. 333-150514).

**
To be filed separately under the electronic form type 305B2, if applicable.